Exhibit 10.6

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), dated as of August 4, 2025 (the “Effective Date”), is entered into by and between EUPEC International Group Limited, a Cayman Islands business company (the “Company”) and Noridah Binti Md. Sahar (the “Executive”).

WHEREAS, the Company and the Executive wish to enter into an employment agreement whereby the Executive will be employed by the Company in accordance with the te1ms and conditions stated below;

NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

EMPLOYMENT, DUTIES AND RESPONSIBILITIES

Section 1.01. Employment. The Executive shall serve as the Chief Financial Officer of the Company. The Executive hereby accepts such employment and agrees to devote substantially all of the Executive’s time and efforts to promoting the interests of the Company.

Section 1.02. Duties and Responsibilities. Subject to the supervision of and direction by the Board of Directors of the Company (the “Board”), the Executive shall perform such duties as are similar in nature to those duties and services customarily associated with the positions set forth above.

Section 1.03. Base of Operation. The Executive’s principal base of operation for the performance of his or her duties and responsibilities under this Agreement shall be the offices of the Company in Singapore (“Residence”), and at such other places as shall from time to time be reasonably necessary to fulfill the Executive’s obligations hereunder.

ARTICLE 2

TERM

Section 2.01. Term.

(a) The term of this Agreement (the “Term”) shall be 12 months. The Term and this Agreement will be renewed automatically thereafter for successive one-year terms unless a one-month notice of non-renewal is given by one party to the other.

(b) The Executive represents and warrants to the Company that neither the execution and delivery of this Agreement nor the performance of the Executive’s duties hereunder violates or will violate the provisions of any other agreement to which the Executive is a party or by which the Executive is bound.

ARTICLE 3

COMPENSATION AND EXPENSES

Section 3.01. Salary And Benefits. The Executive’s salary and benefits shall be EUR 5,000.00 per month. The Executive’s salary shall be payable in accordance with the Company’s regular payroll practices, as established from time to time. Unless otherwise provided in such a separate agreement, the Executive’s salary and benefits are subject to annual review and adjustment by the Company.

Section 3.02 Expenses. The Company will reimburse the Executive for reasonable documented business-related expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder during the Tenn, subject, however, to the Company’s policies relating to business-related expenses as in effect from time to time during the Term.

Section 3.03. Equity Incentive Plan. The Executive shall be entitled to participate during the Term in any long-term compensation program as may be authorized and adopted from time to time by the Board, including any equity incentive plan the Company, subject to the terms and provisions of such plans and the execution of the award agreements between the Company and the Executive.

Section 3.04 Payer of Compensation. All compensation, salary, benefits and remuneration in this Agreement may be paid by the Company or any of its subsidiaries or affiliated entities, as decided by the Company in its sole discretion.

ARTICLE 4

EXCLUSIVITY, NON-COMPETE, ETC.

Section 4.01. Exclusivity. The Executive agrees to perform his or her duties, responsibilities and obligations hereunder efficiently and to the best of his or her ability. The Executive agrees to devote substantially all of his or her working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. The Executive agrees that all of his or her activities as an employee of the Company shall be in conformity with all present and future policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

Section 4.02. Intellectual Property. The Executive agrees that Intellectual Property under this Agreement is the sole and exclusive property of the Company and further agrees to assign to the Company the ownership of all right, title and interest in Intellectual Property, including any Intellectual Property conceived, created, and otherwise obtained by the Executive (i) during the Tenn of this Agreement relating to the work he performs within the scope of such Executive’s employment with the Company, (ii) within twelve (12) months after the Executive retires or ends employment with the Company under the circumstances that such Intellectual Property relates to such Executive’s employment scope with the Company, and (iii) by using the resources of the Company during the Term of this Agreement. During the Executive’s employment with the Company and within twelve (12) months after his or her employment with the Company te1minates, the Executive has the obligation to inform the Company of any Intellectual Property within ten days of its creation and the Executive has the obligation to assist the Company in its patent, copyright or trademark application related to the Intellectual Property.

“Intellectual Property” under this Section 4.02 means any and all intellectual property in any form or stage of development, including but not limited to any idea, concept, design, invention, method, process, system, model, software, know-how and any other subject matter, material or information that qualifies and/or is considered by the Company to qualify for patent, copyright, trademark, trade secret, or any other protection under the laws of British Virgin Islands or Singapore providing or creating intellectual property rights.

Section 4.03. Non-Competition, Non-Solicitation and Confidentiality.

(a) Non-Competition. During the Term and for twenty-four (24) months after his or her employment with the Company terminates for any reason, the Executive will not, directly or indirectly, be employed or self-employed in, engage in or own or hold any interest in (whether as a principal, partner, director, employee, shareholder, agent, advisor or otherwise) any business that is in direct or indirect competition, or would compete, with any businesses conducted by the Company, its subsidiaries or affiliated entities (the “Group”) upon or prior to the termination of the employment of the Executive; provided, however, it shall not be a violation of this Section 4.03(a) for the Executive to become the registered or beneficial owner of up to five percent (5%) of any class of the capital stock of a publicly traded corporation in competition with the Group, provided that the Executive does not otherwise participate in the business of such corporation.

(B) Non-Solicitation; Non-Interference. During the Term and for twenty-four (24) months after his or her employment with the Company terminates for any reason, the Executive agrees that he or she will not, directly or indirectly, for the Executive’s benefit or for the benefit of any other person or entity, do any of the following: (i) approach the suppliers, clients, direct or end customers or contacts or other persons or entities introduced to the Executive in his or her capacity as a representative of the Group for the purpose of doing business of the same or of a similar nature to the business of the Group or doing business that will harm the business relationships of the Group with the foregoing persons or entities; (ii) solicit, encourage or assist other employees of the Group to seek employment with any business or organization in competition with the Group; or otherwise interfere with the business or accounts of the Group.

(c) Confidentiality. Throughout the course of the Executive’s employment with the Company and thereafter, the Executive shall keep in strict confidence all non-public information relating to the business, financial condition and other aspects of the Company, including but not limited to trade secrets, business methods, products, processes, procedures, development or experimental projects, plans, service providers, customers and users, intellectual property, information technology and any other information which is material to the Company’s business operations, and without the prior express written approval of the Company, may not disclose or provide to any person, firm, corporation or entity such non-public information, and may not use such non-public information for any purpose other than to fulfill his or her responsibilities as the in the best interest of the Company. The Executive shall also comply with the Company’s corporate policies and any other agreements on confidentiality that the Executive may enter into with the Company or any of its subsidiaries or affiliated entities. In the event that the Executive is required by law to disclose any confidential information of the Company, the Executive agrees to give the Company prompt advance written notice thereof and to provide the Company with reasonable assistance in obtaining an order to protect such confidential information from public disclosure. This provision and such other confidentiality policies and agreements are hereinafter collectively referred to as the “Confidentiality Terms.”

ARTICLE 5

TERMINATION AND INDEMNIFICATION

Section 5.01. Termination by Company. Unless otherwise provided in this Agreement, the Company shall have the right to terminate the Executive’s employment at any time with or without “Cause” by giving a one-month advance notice in writing pursuant to the terms hereof. For purposes of this Agreement, “Cause” shall mean: (i) the Executive’s willful and continued failure to substantially perform his or her duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness), (ii) dishonesty in the performance of the Executive’s duties hereunder, (iii) an act or acts on the Executive’s part constituting a felony under the laws of the Residence or of the United States or any state thereof, (iv) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, or (v) the Executive’s breach of Section 4.03 hereof. For purposes of this Section, no act or failure to act, on the pa1t of the Executive shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the act or omission of the Executive was in the best interest of the Company.

Section 5.02. Termination by Executive. Unless otherwise provided in this Agreement, the Executive shall have the right to terminate this Agreement at any time by giving a one-month advance notice in writing pursuant to the terms hereof.

Section 5.03. Death. In the event the Executive passes away during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of the Executive’s death.

Section 5.04. Disability. In the event that the Executive shall suffer any physical or mental impairment which, as reasonably determined by the Board, renders the Executive unable to perform the essential functions of his or her position at the Company, even with reasonable accommodation that does not impose an undue burden on the Company, for more than 180 days in any 12-month period, unless a longer period is required by applicable law, in which case that longer period shall apply, the Company shall have the right to terminate this Agreement, such termination to be effective upon the giving of notice thereof to the Executive in accordance with Section 6.02 hereof.

Section 5.05. Effect of Termination. Unless otherwise provided in this Agreement,

(a) in the event of termination of the Executive’s employment, whether before or after the Term, by either party for any reason, or by reason of the Executive’s death or disability, the Company shall pay to the Executive (or his or her beneficiary in the event of his or her death) any base salary or other compensation earned but not paid to the Executive prior to the effective date of such termination. All other benefits due the Executive following his or her termination of employment shall be determined in accordance with the plans, policies and practices of the Company.

(b) in the event of termination of the Executive’s employment by the Company other than for Cause, the Company shall pay to the Executive any additional amount as provided by applicable law.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Benefit Assignment; Assignment; Beneficiary. The Executive agrees that he or she will not transfer, sell, assign or otherwise dispose of (whether voluntarily, involuntarily or by operation of law) any rights or interests under this Agreement, and the rights of the Executive shall not be subject to any security interest or creditors’ claims. Any such transfer, assign or other disposal shall be invalid. Nothing contained in this Agreement shall prevent the Company from merging into or with any other company or selling all or substantially all of the assets of the Company, or transfer this Agreement or any obligation under this Agreement. In the event of any change in the ownership interest or the control of the Company, the provisions of this Agreement shall continue to apply and shall be binding upon any successors. Notwithstanding and subject to the foregoing, this Agreement shall also inure to the benefit of, and be enforceable by, the Executive and his or her personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him or her hereunder if the Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive’s beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive’s estate.

Section 6.02. Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, national overnight courier, or email. In the case of the Company, to the office or email account of the human resource depa1tment; and in the case of the Executive, to the address or email account appearing on the employment records of the Company, from time to time. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

Section 6.03. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of the Executive’s employment during the Te1m and supersedes any and all prior agreements and understandings, whether written or oral, between the pa1ties hereto with respect to compensation due for services rendered hereunder. This Agreement may not be amended or revised unless by a written instrument executed by both of the parties hereto.

Section 6.04. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof. Any failure or delay to assert any right, remedy or power shall not be construed as a waiver of such right, remedy or power. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 6.05. Headings. The article and section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.06. Agreement To Take Actions. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perfo1m his, her or its obligations under this Agreement or to effectuate the purposes hereof.

Section 6.07. Governing Law. This Agreement shall be governed and construed in accordance with the laws of Malaysia.

Section 6.08. Submission to Jurisdiction. The parties hereto agree to submit to the exclusive jurisdiction of the courts of Malaysia in the event of any dispute, claim or matter arising from this Agreement.

Section 6.09. Survivorship. The respective rights and obligations of the patties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

Section 6.10. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

Section 6.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Section 6.12. Withholding. All payments to the Executive hereunder shall be subject to withholding to the extent required by applicable law.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

EUPEC International Group Limited

By:	/s/ Noridah Binti Md. Sahar
Name:	Noridah Binti Md. Sahar
Title:	Chief Financial Officer

EXECUTIVE

By:	/s/ Noridah Binti Md. Sahar
Name:	Noridah Binti Md. Sahar
Title:	Chief Financial Officer

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